EXHIBIT 10.2

           -----------------------------------------------------------

                        FORM OF LOAN PURCHASE AGREEMENT,


                                     between


                    BARNETT DEALER FINANCIAL SERVICES, INC.,

                                    as Seller

                                       and

                         BARNETT AUTO RECEIVABLES CORP.,

                                  as Purchaser

                          Dated as of _______ __, 199_
           -----------------------------------------------------------

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                                TABLE OF CONTENTS

                                    ARTICLE I

                               CERTAIN DEFINITIONS

                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

2.1.     Purchase and Sale of Receivables                         3
2.2.     The Closing                                              4

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.1.     Representations and Warranties of the Purchaser          4
3.2.     Representations and Warranties of the Seller             6

                                   ARTICLE IV

                                   CONDITIONS

4.1.     Conditions to Obligation of the Purchaser                13
4.2.     Conditions to Obligation of the Seller                   14

                                    ARTICLE V

                             COVENANTS OF THE SELLER

5.1.     Protection of Right, Title and Interest                  15
5.2.     Other Liens or Interests                                 16
5.3.     Chief Executive Office                                   17
5.4.     Costs and Expenses                                       17
5.5.     Delivery of Receivable Files                             17
5.6.     Indemnification                                          17
5.7.     Sale                                                     17
5.8.     No Petition                                              18
5.9.     Collected Funds                                          18

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                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

6.1.     Obligations of the Seller                               18
6.2.     Repurchase Events                                       18
6.3.     Seller's Assignment of Purchased Receivables            19
6.4.     [Reserved]                                              19
6.5.     Trust                                                   19
6.6.     Amendment                                               19
6.7.     Accountants' Letters                                    20
6.8.     Waivers                                                 20
6.9.     Notices                                                 20
6.10.    Costs and Expenses                                      20
6.11.    Representations of the Seller and the Purchaser         20
6.12.    Confidential Information                                21
6.13.    Headings and Cross-References                           21
6.14.    Third Party Beneficiaries                               21
6.15.    Governing Law                                           21
6.16.    Counterparts                                            21

EXHIBITS

Exhibit A         Schedule of Receivables
Exhibit B         Location of Receivables

                                       -ii-
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          LOAN PURCHASE AGREEMENT, dated as of _______ __, 199_, by and between
Barnett Dealer Financial Services, Inc., a Florida corporation, having its principal executive office at 10401 Deerwood Park Boulevard, Jacksonville, FL 32256 (the "Seller") and Barnett Auto Receivables Corp., a New York corporation, having its principal executive office at 270 South Service Road, Melville, New York 11747 (the "Purchaser").

          WHEREAS, in the regular course of the Seller's business, the Seller purchased from certain subsidiaries of Oxford Resources Corp., certain motor vehicle retail installment sale contracts and other motor vehicle installment chattel paper secured by new and used automobiles (including passenger cars, sport/utility vehicles, light trucks and minivans) pursuant to the Loan Sale Agreement.

          WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which the Receivables (as hereinafter defined), are to be sold by the Seller to the Purchaser, which Receivables will be transferred by the Purchaser, pursuant to the [Sale and Servicing Agreement] or [Pooling and Servicing Agreement] (as hereinafter defined) to the Barnett Auto Trust 199_-_ (the "TRUST") to be created thereunder, which Trust will issue [notes (the "NOTES") and certificates (the "Certificates")] representing beneficial ownership interests in such Receivables and the other property of the Trust.

          NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

          Terms not defined in this Agreement shall have the meaning set forth in the [Sale and Servicing Agreement] or [Pooling and Servicing Agreement]. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

          "AGREEMENT" shall mean this Loan Purchase Agreement and all amendments and supplements hereof.

          "CERTIFICATES" shall have the meaning assigned to such term in the PREAMBLE.

          "CLOSING DATE" shall mean ________ __, 199_.

          "CUTOFF DATE" shall mean _______ __, 199_.

          "DISTRIBUTION DATE" shall mean, for each Collection Period, the 15th day of the following month or, if such 15th day is not a Business Day, the next succeeding Business Day.

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          "FINAL PROSPECTUS" shall have the meaning assigned to such term in the
Underwriting Agreement.

          "INDENTURE" shall mean the Indenture dated as of _______ __, 199_ between the Trust and ____________, as trustee.

          "LOAN SALE AGREEMENT" shall mean the Loan Sale Agreement dated as of _______ __ 199_ among certain subsidiaries of Oxford Resources Corp. and the Seller.

          "NOTES" shall have the meaning assigned to said term in the PREAMBLE.

          "ORIGINAL PURCHASE PRICE" shall mean $__________ by wire transfer in immediately available funds, representing (i) the amount of money paid by __________ to or at the direction of the Purchaser pursuant to the Underwriting Agreement on the Closing Date minus (ii) the Reserve Fund Initial Deposit.

          "ORIGINATOR" the subsidiaries of Oxford Resources Corp. that were parties to the Loan Sale Agreement with respect to the receivables originated by such subsidiary and the Seller with respect to Receivables originated by the Seller.

          "PRELIMINARY PROSPECTUS" shall have the meaning assigned to such term in the Underwriting Agreement.

          "PURCHASER" shall have the meaning assigned to such term in the PREAMBLE.

          "RECEIVABLE" shall mean each motor vehicle retail installment sale contract for a Financed Vehicle which shall appear on the Schedule of Receivables.

          "REPURCHASE EVENT" shall have the meaning specified in Section 6.2 hereof.

          "RESERVE FUND INITIAL DEPOSIT" equals $________.

          "[SALE AND SERVICING AGREEMENT] OR [POOLING AND SERVICING AGREEMENT]" shall mean the [Sale and Servicing Agreement] or [Pooling and Servicing Agreement] dated as of _________ __, 199_, among Barnett Auto Receivables Corp., as seller, the Seller, as servicer and sponsor and the Trust.

          "SCHEDULE OF RECEIVABLES" shall mean the list of Receivables annexed hereto as Exhibit A.

          "SUBSEQUENT PAYMENTS" means any amounts released from the Reserve Account to the Purchaser pursuant to the [Sale and Servicing Agreement] or [Pooling and Servicing Agreement] at such time as the Purchaser receives such amounts.

          "TRUST" shall mean the Barnett Auto Trust 199_-_ created by the Trust Agreement.

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

          "TRUST PROPERTY" shall have the meaning specified in Section 2.1 hereof.

          "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the relevant jurisdictions.

          "UNDERWRITING AGREEMENT" shall mean the Underwriting Agreement dated ________ __, 199_, among ________________, the Purchaser and the Seller.


                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

          2.1. PURCHASE AND SALE OF RECEIVABLES. On the Closing Date, subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Receivables and the other Trust Property relating thereto.

                 (a) TRANSFER OF RECEIVABLES. On the Closing Date and simultaneously with the transactions to be consummated on the Closing Date pursuant to the [Sale and Servicing Agreement] or [Pooling and Servicing Agreement], the Seller shall sell, transfer, assign, grant, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations herein), whether now or hereafter acquired:

                           (i) all right, title and interest of the Seller in and to the Receivables and all monies received thereon (other than any proceeds from any Dealer commission) on or after the Cutoff Date and, with respect to Receivables which are Actuarial Receivables, all monies received thereon prior to the Cutoff Date that are due on or after the Cutoff Date;

                           (ii)  all right, title and interest of the
         Seller in and to the security interests of the Seller or the related Originator in the Financed Vehicles granted by
          Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

                           (iii) all right, title and interest of the Seller in and to any proceeds from claims on any physical damage, repossession loss, skip, credit life and credit accident, vendor's single interest and health insurance policies or certificates relating to the Financed Vehicles or the Obligors;

                           (iv) all right, title and interest of the Seller in and to refunds for the costs of extended service contracts with respect to Financed Vehicles, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or
                                      -3-
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         certificates covering an Obligor or Financed Vehicle or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing;

                           (v) the interest of the Seller in any proceeds from any Receivable repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement or a default by an Obligor resulting in the repossession of the Financed Vehicle under such Dealer Agreement; and

                           (vi)      the proceeds of any and all of the
         foregoing (collectively, the  "TRUST Property").

          It is the intention of the parties hereto that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and the other Trust Property from the Seller to the Purchaser, conveying good title thereto free and clear of any Liens (however the parties hereto understand that the Lien of the applicable Originator will be noted on the certificate of title to the Financed Vehicles), and the Receivables and the other Trust Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. In the event that, notwithstanding the intent of the Seller, the transaction and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest in the property referred to in this Section 2.1 for the benefit of the Purchaser.

          2.2. THE CLOSING. The sale and purchase of the Receivables shall take place at a closing (the "CLOSING") at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 on the Closing Date, simultaneously with the closings under: (a) the [Sale and Servicing Agreement] or [Pooling and Servicing Agreement] pursuant to which (i) the Purchaser will assign all of its right, title and interest in and to the Receivables and the other Trust Property to the Trust for the benefit of the Certificateholders and
(ii) the Trust will issue and deliver to the Purchaser in exchange for the Receivables and the other Trust Property, the Notes and the Certificates and (b) the Underwriting Agreement pursuant to which the Purchaser shall sell the Notes and Certificates (other than those Certificates retained by the Purchaser) to
_________________.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          3.1. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

                 (a) ORGANIZATION AND GOOD STANDING. The Purchaser is duly organized and is validly existing as a corporation in good standing under the laws of the State of New York, with corporate power and authority to own its properties and to conduct its business as such properties shall be currently
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owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire and own the Receivables.

                 (b) DUE QUALIFICATION. The Purchaser is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                 (c) POWER AND AUTHORITY. The Purchaser has the corporate power and authority to execute and deliver this Agreement and to carry out its terms and the execution, delivery and performance of this Agreement has been duly authorized by the Purchaser by all necessary corporate action.

                 (d) BINDING OBLIGATION. This Agreement shall constitute a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity).

                 (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not result in any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation, as amended, or by-laws of the Purchaser, or any indenture, agreement, or other instrument to which the Purchaser is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any indenture, agreement, or other instrument (other than the [Sale and Servicing Agreement] or [Pooling and Servicing Agreement]); nor violate any law, order, rule or regulation applicable to the Purchaser of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties.

                 (f) NO PROCEEDINGS. There are no proceedings or investigations pending, or to the Purchaser's best knowledge, threatened against the Purchaser, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties: (A) asserting the invalidity of this Agreement, the Notes or the Certificates; (B) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement; (C) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement, the Notes or the Certificates; or (b) seeking to affect adversely the Federal or state income tax or ERISA attributes of the Trust, the Noteholders or the Certificateholders.

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                 (g) ALL CONSENTS. All authorizations, licenses, consents,
orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of the transactions contemplated by this Agreement, have been duly obtained, effected or given and are in full force and effect, except where failure to obtain the same would not have a material adverse effect upon the rights of the Issuer, the Noteholders or the Certificateholders.

                 (h) INSOLVENCY. The Purchaser is not insolvent, will not be made insolvent after giving effect to the conveyance set forth in Article II of this Agreement and is not aware of any pending insolvency of the Purchaser.

          3.2  REPRESENTATIONS AND WARRANTIES OF THE SELLER.

              (a) The Seller hereby severally represents and warrants to the Purchaser as of the date hereof and as of the Closing Date:

                           (i)   ORGANIZATION AND GOOD STANDING.  The
         Seller is duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation designated in the preamble hereof, with corporate power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted and had at all relevant times, and shall have, power, authority and legal right to acquire, own and sell the Receivables.

                           (ii) DUE QUALIFICATION. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications where the failure to do so would have a material adverse effect on its business or the transaction contemplated in this Agreement.

                           (iii) POWER AND AUTHORITY. The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property sold and assigned to the Purchaser and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

                           (iv)  VALID SALE; BINDING OBLIGATION.  This
         Agreement effects a valid sale, transfer and assignment of the Receivables and the other Trust Property conveyed by the Seller to the Purchaser pursuant to Section 2.1, enforceable against creditors of and purchasers from the

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

         Seller; and this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity).

                           (v) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not result in any material breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation, as amended, or by-laws of the Seller, or any indenture, agreement, or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than the [Sale and Servicing Agreement] or [Pooling and Servicing Agreement]); nor violate any law, order, rule or regulation applicable to the Seller of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                           (vi) NO PROCEEDINGS. There are no proceedings or investigations pending, or to the Seller's best knowledge, threatened against the Seller, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Agreement, the Notes or the Certificates; (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement; (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Notes or the Certificates; or
         (D) seeking to adversely affect the Federal or State tax or ERISA attributes of the Trust, the Noteholders or the Certificateholders.

                           (vii) ALL CONSENTS. All authorizations, licenses, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Seller in connection with the execution and delivery by the Seller of this Agreement and the performance by the Seller of the transactions contemplated by this Agreement, have been duly obtained, effected or given and are in full force and effect, except where failure to obtain the same would not have a material adverse effect upon the rights of the Issuer, the Noteholders or the Certificateholders.

                           (vii) INSOLVENCY. The Seller is not insolvent, will not be made insolvent after giving effect to the conveyance set forth in Article II of this Agreement, and is not aware of any pending insolvency of the Seller.
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                           (ix)  SECURITY INTERESTS.  The Financial
         Vehicles sold by the Seller to the Purchaser hereunder are not subject to any security interest.

                           (x) CHIEF EXECUTIVE OFFICES. The principal place of business and chief executive office of the Seller is as specified in the preamble of this Agreement.

                 (b) The Seller makes the following representations and warranties relating to the Receivables and the other related Trust Property on which the Purchaser relies in accepting such Receivables and the other Trust Property relating thereto. Such representations and warranties speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer, and assignment of such Receivables and the other Trust Property relating thereto to the Purchaser and the subsequent assignment and transfer thereof pursuant to the [Sale and Servicing Agreement] or [Pooling and Servicing Agreement] and
Indenture:

                           (i) TITLE. It is the intention of the Seller that the transfer and assignment contemplated by the Loan Sale Agreement constitute a sale of the Receivables conveyed by the Originators to the Purchaser and that the beneficial interest in and title to such Receivables not be part of the debtor's estate in the event of the filing of a petition for receivership by or against the Seller. No Receivable has been sold or transferred, by any Originator to any Person other than the Seller and no Receivable is subject to any lien other than pursuant to the Loan Sale Agreement. Immediately prior to the transfer and assignment therein contemplated, each Originator had good and marketable title to each related Receivable, free and clear of all Liens and, immediately upon the transfer thereof, the Seller had good and marketable title to each such Receivable, free and clear of all Liens; and the transfer of the Receivables to the Seller has been perfected under the UCC. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables conveyed by the Seller to the Purchaser pursuant to Section
         2.1 and that the beneficial interest in and title to such Receivables not be part of the debtor's estate in the event of the filing of a petition for receivership by or against the Seller. No Receivable has been sold or transferred, by the Seller to any Person other than the Trust and no Receivable is subject to any lien other than payment to the Basic Documents. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable, free and clear of all Liens and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each such Receivable, free and clear of all Liens; and the transfer of the Receivables to the Purchaser has been perfected under the UCC.

                           (i) ALL FILINGS MADE. All filings (including UCC filings) necessary in any jurisdiction to give the Purchaser a first priority perfected security interest in the Receivables, shall have been presented to the Trustee, or behalf of the Purchaser, for filing in the appropriate filing office. Upon such filing, the Purchaser will have a first priority protected security interest in the Trust Property.

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

                           (iii) CHARACTERISTICS OF RECEIVABLES. Each Receivable
         (A) has been either originated by a Dealer in the regular course of such Dealer's business and purchased from such Dealer by an Originator in the ordinary course of the Originator's business or otherwise originated by the Originator in the ordinary course of the
          Originator's business, and each Obligor was approved in accordance with the Seller's standard underwriting procedures in effect at the time such Receivable was originated or purchased, (B) has created or shall create a valid, subsisting and enforceable first priority security interest in favor of the related Originator in the related Financed Vehicle, which security interest has been assigned by the related Originator to the Seller and by the Seller to the Purchaser and which is assignable by the Purchaser to the Trust and by the Trust to the Trustee, (C) contains customary and enforceable provisions under the laws of the state governing such Receivable such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security; and (D) provides for level monthly payments that fully amortizes the Amount Financed by maturity (except for the last payment, which may be different from the level payment and except, with respect to a Balloon Loan, to the extent of the Balloon Payment).

                           (iv) SCHEDULE OF RECEIVABLES. The information set forth in Schedule A to this Agreement is true and correct in all material respects as of the close of business on the Cutoff Date and no selection procedures believed by the Seller to be adverse to the Noteholders or the Certificateholders were utilized in selecting the Receivables. The Computer Tape regarding the Receivables is true and correct in all material respects as of the Cutoff Date.

                           (v) COMPLIANCE WITH LAW. Each Receivable, the sale of the Financed Vehicle and the sale of any physical damage and credit life and credit accident and health insurance and any extended service contracts complied in all material respects at the time it was originated or made and at the Closing Date (after giving effect to the transactions contemplated by the Basic Documents) complies in all material respects with all requirements of applicable Federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldier's and Sailor's Civil Relief Act of 1940, state adaptations of the National Consumer Act and the Uniform Consumer Credit Code (if applicable), and other consumer credit laws and equal credit opportunity and disclosure laws.

                           (vi) BINDING OBLIGATION. Each Receivable represents the legal, valid and binding payment obligation in writing of the Obligor thereunder, enforceable by the holder thereof in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance,
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

         reorganization and similar laws now or hereafter in effect related to or affecting creditors' rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity) and all parties to such Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

                           (vii) NO GOVERNMENT OBLIGOR. None of the Receivables is due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

                           (viii) SECURITY INTEREST IN FINANCED VEHICLE. Immediately prior to the sale, assignment, and transfer thereof under the Agreement, (i) each Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party, or (ii) application has been made with the appropriate governmental authority for a valid perfected first priority security interest in the Financed Vehicle in favor of the Seller, and such security interest is or shall be prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any tax liens or mechanics' liens which may arise after the Closing
         Date).

                           (ix) RECEIVABLES IN FORCE. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the Lien granted by the related Receivable in whole or in part unless another vehicle has been substituted as collateral securing the Receivable without any other modification to such Receivable.

                           (x) NO WAIVER. No provision of a Receivable has been modified or waived except as reflected in the Receivable File relating to such Receivable.

                           (xi) NO AMENDMENTS. No Receivable has been amended, except as would have been permitted pursuant to Section 4.2 of the [Sale and Servicing Agreement] or [Pooling and Servicing Agreement] if such Receivable had been owned by the Trust.

                           (xii)  NO DEFENSES.  No right of rescission,
         setoff, counterclaim or defense has been asserted or threatened with respect to any Receivable. The operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject to any such right of rescission, setoff, counterclaim, or defense.

                           (xiii) NO LIENS. As of the Cutoff Date, there are no Liens or claims, including Liens for work, labor, materials or unpaid state or federal taxes relating to any Financed Vehicle securing the related Receivable, that are or may be prior to or equal to the Lien granted by such Receivable.

                           (xiv)     NO DEFAULT.  Except for payment
         delinquencies continuing for a period of not more than thirty days as of the Cutoff Date and, except as permitted in this paragraph, no default, breach, violation or event (in any such case) permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event (in any such case) permitting acceleration under the terms of any Receivable has arisen; and the Seller has not waived and shall not waive any of the foregoing.

                           (xv) MATURITY OF RECEIVABLES. Each Receivable has an original maturity of not more than __ months; the weighted average original maturity of the Receivables is __ months as of the Cutoff Date; the remaining term of each Receivable is __ months or less as of the Cutoff Date; the weighted average remaining term of the Receivables is __ months as of the Cutoff Date; and the latest scheduled maturity of any Receivable shall be no later than the Final Scheduled Maturity Date.

                           (xvi) NO BANKRUPTCIES.  No Obligor on any
         Receivable was noted in the related Receivable File as having filed for bankruptcy in a proceeding which remained undischarged as of the Cutoff Date.

                           (xvii) NO REPOSSESSIONS.  As of the Cutoff
         Date, no Financed Vehicle securing any Receivable is in repossession status.

                           (xviii) CHATTEL PAPER. Each Receivable constitutes "chattel paper" as defined in the UCC.

                           (xix)   APR.  The weighted average Annual
         Percentage Rate of the Receivables as of the Cutoff Date is approximately __ %.

                           (xx) PRINCIPAL BALANCE. Each Receivable has an outstanding principal balance as of the Cutoff Date of not less than $__ or more than $__. The average principal balance of the Receivables as of the Cutoff Date is $__. The aggregate principal balance of the Receivables as of the Cutoff Date is $__.

                           (xxi) FINANCING. Approximately __ % of the aggregate principal balance of the Receivables, constituting approximately __ % of the number of Receivables, as of the Cutoff Date, represents financing of new vehicles; the remainder of the Receivables represents financing of used vehicles. Approximately __ % of the aggregate principal balance of the Receivables, constituting approximately __ % of the number of Receivables, as of the Cutoff Date, represents financing of Balloon Loans. Approximately __ % of the aggregate Principal Balance of the Receivables, constituting approximately __ % of the number of Receivables, as of the Cutoff Date, represents financing of Simple Interest Receivables; the remainder of the Receivables represents financing of Actuarial Receivables.

                           (xxii) PAID-AHEAD. Approximately __ % of the aggregate Principal Balance of the Receivables, constituting approximately __ % of the number of Receivables are paid-ahead for a period of one to six months. No Receivable is paid- ahead more than eight months.

                           (xxiii) INSURANCE; OTHER. The related Originator, in accordance with its customary procedures, has confirmed (A) that each Obligor has obtained insurance covering the Financed Vehicle as of the date of execution of the Receivable insuring against loss and damage due to fire, theft, collision and other risks generally covered by comprehensive and collision coverage and that each Receivable requires the Obligor to maintain such insurance naming the applicable Originator and its successors and assigns as a loss payee, (B) each Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate of insurance naming the applicable Originator as loss payee (lienholder) under each such insurance policy and certificate of insurance and (C) as to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Receivable is covered by an extended service contract.

                           (xxiv) LAWFUL ASSIGNMENT. No Receivable has been originated in, or as of the Closing Date is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable or this Agreement or the pledge of such Receivable to the Trustee under the Indenture (i) is unlawful, void, voidable or unenforceable in accordance with its terms or (ii) would render such Receivable void, voidable or unenforceable in accordance with its terms. No Originator has entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of all or any portion of the Receivable.

                           (xxv) NO INSURANCE PREMIUMS. As of the Cutoff Date, no portion of the principal balance of any Receivable included amounts attributable to the payment of any physical damage or theft insurance premium.

                           (xxvi) ONE ORIGINAL. There is only one manually executed original copy of each Receivable.

                           (xxvii) ORIGINATION OF RECEIVABLES. Based on the billing address of the Obligors and the principal balance of Receivables as of the Cutoff Date, approximately __ % of the Receivables were originated in __, approximately, approximately __ % of the Receivables were originated in __ and approximately __ % of the

         Receivables were originated in __, each Obligor has been approved by the Originator based on the Originator's standard underwriting procedures as in effect at the time the related Receivable was entered into. Based on the billing address of the Obligors and the principal balance of the Receivables as of the Cutoff Date, not more than 10% of the Receivables were originated in any one state other than __, __ or
         __.

                           (xxviii) RECEIVABLE FILES. The Receivable Files are kept at the Purchaser's or an affiliate's office listed in Exhibit B.

                           (xxix) COMPUTER RECORDS. As of the Closing Date, the accounting and computer records relating to the Receivables of the Seller have been marked to show the absolute ownership by the Owner Trustee on behalf of the Trust of the Receivables.

                           (xxx) RECEIVABLES. The only Receivables sold to the Purchaser by the Seller pursuant to this Agreement are Receivables originated by subsidiaries of Barnett Bank, N.A.


                                   ARTICLE IV

                                   CONDITIONS

          4.1. CONDITIONS TO OBLIGATION OF THE PURCHASER. The obligation of the Purchaser to purchase the Receivables is subject to the satisfaction of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Seller hereunder shall be true and correct in all material respects on the Closing Date with the same effect as if then made, and the Seller shall have performed in all material respects all obligations to be performed by it hereunder on or prior to the Closing Date.

          (b) COMPUTER FILES MARKED. The Seller shall, at its own expense, on or prior to the Closing Date, indicate in its computer files and cause each Originator to indicate in its computer files that the Receivables have been sold to the Purchaser pursuant to this Agreement and will be sold to the Trust pursuant to the [Sale and Servicing Agreement] or [Pooling and Servicing Agreement] and shall deliver to the Purchaser the Schedule of Receivables certified by the Chairman, the President, any Vice President or the Treasurer of the Seller to be true, correct and complete.

          (c) RECEIVABLE FILES DELIVERED. The Seller shall deliver the Receivable Files relating to the Receivables to the Purchaser at the offices specified in Schedule B to the [Sale and Servicing Agreement] or [Pooling and Servicing Agreement] on or prior to the Closing Date.

          (d) DOCUMENTS TO BE DELIVERED BY THE SELLER AT THE CLOSING.

                       (i) EVIDENCE OF UCC FILING. On or prior to the
         Closing Date, the Seller shall present to the Trustee, on behalf of the Purchaser, for filing, at its own expense, a UCC-3 financing statement in each jurisdiction in which it or an Originator has granted a security interest covering any Receivable to be conveyed by the Seller to the Purchaser hereunder, executed by the related secured party. On or prior to the Closing Date, the Seller shall present to the Trustee, on behalf of the Purchaser, for filing, at its own expense, a UCC-1 financing statement in each jurisdiction in which such filing is required by applicable law, executed by the Seller, as seller or debtor (and the related Originator with respect to the transfer of Receivables to the Seller under the Loan Sale Agreement), and naming the Purchaser, as purchaser or secured party, naming the Receivables and the other Trust Property conveyed hereafter as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivables to the Purchaser. The Seller shall deliver a file-stamped copy, or other evidence satisfactory to the Purchaser of such filings, to the Purchaser as soon as practicable after the Closing Date.

                           (ii) OTHER DOCUMENTS. Such other documents as the Purchaser may reasonably request.

          (e) OTHER TRANSACTIONS. The transactions contemplated by the [Sale and Servicing Agreement] or [Pooling and Servicing Agreement] and the Underwriting Agreement shall be consummated on the Closing Date.

          4.2. CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to sell the Receivables to the Purchaser is subject to the satisfaction of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Purchaser hereunder shall be true and correct in all material respects on the Closing Date with the same effect as if then made, and the Purchaser shall have performed all obligations in all material respects to be performed by it hereunder on or prior to the Closing Date.

          (b) RECEIVABLES PURCHASE PRICE. At the Closing Date, the Purchaser will pay to the Seller the Purchase Price represented by the aggregate principal balance of the Receivables sold hereunder by the Seller. At such time as any Subsequent Payments are to be made, the Purchaser will pay to the Seller the Subsequent Payment to be made, represented by the aggregate principal balance of the Receivables sold hereunder by the Seller.

                                    ARTICLE V

                            COVENANTS OF THE SELLERS

          The Seller severally agrees with the Purchaser as follows; PROVIDED, HOWEVER, that to the extent that any provision of this ARTICLE V conflicts with any provision of the [Sale and Servicing Agreement] or [Pooling and Servicing Agreement], the [Sale and Servicing Agreement] or [Pooling and Servicing Agreement] shall govern:

          5.1. PROTECTION OF RIGHT, TITLE AND INTEREST. (a) FILINGS. The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the Receivables sold by it and the other related Trust Property to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to such Receivables and the other Trust Property. The Seller shall deliver to the Purchaser file stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 5.1(a).

          (b) NAME AND OTHER CHANGES. If the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed pursuant hereto seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Owner Trustee, the Trustee, and the Purchaser written notice of any such change and shall file appropriate amendments to all previously filed financing statements or continuation statements within thirty days of the effectiveness thereof. Upon any relocation of its principal executive office, the Seller shall give the Owner Trustee, the Trustee, and the Purchaser written notice thereof within a reasonable period of time (not to exceed 30 days) thereafter if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and the Seller shall within such time file any such amendment or new financing statement.

          (c) ACCOUNTS AND RECORDS. The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each).

          (d) MAINTENANCE OF COMPUTER SYSTEMS. The Seller shall maintain its computer systems and files so that, from and after the time of sale hereunder of the Receivables to the Purchaser, the Servicer's master computer records (including any back-up archives) and the Seller's files that refer to a Receivable shall indicate clearly the interest of the Purchaser in such

Receivable and that such Receivable is owned by the Purchaser. Indication of the Purchaser's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems and the Seller's files when, and only when, the Receivable shall have been paid in full, by the Seller or Servicer, or sold to the Trust under the Sale and Servicing Agreement.

          (e) SALE OF OTHER RECEIVABLES. If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in any automobile receivables (other than the Receivables) to any prospective purchaser, lender, or other transferee, the Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser unless such Receivable has been paid in full or repurchased.

          (f) ACCESS TO RECORDS. The Servicer and each Originator shall permit the Purchaser and its agents at their own cost and expense at any time during normal business hours and upon reasonable written notice to inspect, audit, and make copies of and abstracts from the applicable Originator's records regarding any Receivable.

          (g) LIST OF RECEIVABLES. Upon request, the Servicer shall furnish to the Purchaser, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then owned by the Purchaser, together with a reconciliation of such list to the Schedule of Receivables.

          5.2. OTHER LIENS OR INTERESTS. Except for the conveyances hereunder and pursuant to the Sale and Servicing Agreement, each Originator and the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and each Originator and the Seller shall defend the right, title, and interest of the Purchaser in, to and under such Receivables and each related Financed Vehicle against all claims of third parties claiming through or under the Seller; PROVIDED, HOWEVER, that the Seller's obligations under this Section 5.2 shall terminate upon the termination of the Trust pursuant to the [Sale and Servicing Agreement] or [Pooling and Servicing Agreement].

          5.3. CHIEF EXECUTIVE OFFICE. During the term of the Receivables, each Originator will maintain its principal place of business and chief executive office in the State of New York and the Seller will maintain its principal place of business in Florida.

          5.4. COSTS AND EXPENSES. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's right, title and interest in and to the Receivables.

          5.5. DELIVERY OF RECEIVABLE FILES. On or prior to the Closing Date, the Seller shall deliver the Receivable Files relating thereto to the Purchaser at the location specified in Exhibit B hereto and shall cause the Receivable Files to be marked to indicate the sale thereof to the Purchaser.

          5.6. INDEMNIFICATION. (a) The Seller shall indemnify the Purchaser for any liability as a result of the failure of a Receivable originated by it to be originated in compliance with all requirements of law and for any material breach of any of its representations and warranties contained herein.

          (b) The Seller shall defend, indemnify, and hold harmless the Purchaser from and against any and all reasonable costs, expenses, losses, damages, claims, and liabilities, resulting from the use, ownership, or operation by the Seller or any affiliate thereof of a Financed Vehicle related to a Receivable originated by it.

          (c) The Seller shall defend, indemnify, and hold harmless the Purchaser from and against any and all taxes, except for taxes on the net income of the Purchaser, that may at any time be asserted against the Purchaser with respect to the transactions contemplated herein with respect to the Receivables originated by it, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes and reasonable costs and expenses in defending against the same.

          (d) The Seller shall defend, indemnify, and hold harmless the Purchaser from and against any and all reasonable costs, expenses, losses, damages, claims and liabilities to the extent that such reasonable cost, expense, loss, damage, claim or liability resulted from the gross negligence, willful misfeasance, or bad faith of the Seller in the performance of its duties under the Agreement, or by reason of reckless disregard of the Seller's obligations and duties under this Agreement.

          5.7. SALE. The Seller agrees to treat this conveyance as a sale on all relevant books, records and other applicable documents.

          5.8. NO PETITION. The Seller, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the Purchaser, or join in any institution against the Purchaser of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement.

          5.9. COLLECTED FUNDS. The Seller hereby covenants that on the Closing Date it will deposit or cause to be deposited all collected funds received prior to the Closing Date and conveyed to the Purchaser hereunder.


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

          6.1. OBLIGATIONS OF THE SELLER . The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

          6.2. REPURCHASE EVENTS. The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser, the Owner Trustee, the Trustee, the Noteholders and the Certificateholders, that the occurrence of a breach of any representations and warranties contained in Section 3.2(b) hereof (without regard to any limitations regarding knowledge) shall constitute events obligating the Seller to repurchase the affected Receivables hereunder ("Repurchase Events"), at the Purchase Amount from the Trust. The provisions of this Section 6.2 are intended to grant the Trustee a direct right against the Seller to demand performance hereunder, and in connection therewith the Seller waives any requirement of prior demand against the Purchaser and waives any defaults it would have against the Purchaser with respect to such repurchase obligation. Any such purchase shall take place in the manner specified in [Section 3.2 of the [Sale and Servicing Agreement]] [Section ____ of the Pooling and Servicing Agreement]. The sole remedy of the Noteholders, the Certificateholders, the Trust, the Owner Trustee, the Trustee or the Purchaser against the Seller, with respect to any Repurchase Event shall be to enforce the Seller's obligation to purchase such Receivables pursuant to this Agreement; PROVIDED, HOWEVER, that the Seller shall indemnify the Owner Trustee, the Trustee, the Trust, the Noteholders and the Certificateholders against all reasonable costs, reasonable expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them, as a result of third party claims arising out of the events or facts giving rise to such breach. Upon receipt of the Purchase Amount, the Purchaser shall cause the Trust to release the related Receivables File to the Seller and to execute and deliver all instruments of transfer or assignment, without recourse, as are necessary to vest in the Seller title to the Receivable.

          6.3. SELLER'S ASSIGNMENT OF PURCHASED RECEIVABLES. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse except as provided herein, representation or warranty, to the Seller all the Purchaser's right, title and interest in and to such Receivables, and all security and documents relating thereto.

          6.4. [Reserved]

          6.5. TRUST. The Seller acknowledges that the Purchaser will, pursuant to the [Sale and Servicing Agreement] or [Pooling and Servicing Agreement], sell the Receivables to the Trust and assign its rights under this Agreement to the Trust for the benefit of the Noteholders and Certificateholders and that the representations and warranties contained in this Agreement and the rights of the Purchaser under this Agreement, including under Sections 6.2 and 6.3 hereof are intended to benefit such Trust and the Noteholders and Certificateholders. The Seller also acknowledges that the Trust on behalf of the Noteholders and Certificateholders as assignee of the Purchaser's rights hereunder may directly enforce, without making any prior demand on the Purchaser, all the rights of the

Purchaser hereunder including the rights under Section 6.2 and 6.3 hereof. The Seller hereby consents to such sale and assignment.

          6.6. AMENDMENT. This Agreement may be amended by the Purchaser and the Seller, with the consent of the Trustee and the Owner Trustee (which consent may not be unreasonably withheld), but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

          This Agreement may also be amended from time to time by the Purchaser and the Seller, with the consent of the Trustee and the Owner Trustee, the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates affected thereby.

          Prior to the execution of any such amendment or consent, the Trustee and Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Rating Agencies. Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Trustee shall furnish written notification to each Noteholder.

          It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

          Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied and the Opinion of Counsel.

          6.7. ACCOUNTANTS' LETTERS. (a) ______________ will review the characteristics of the Receivables described in the Schedule of Receivables set forth as Exhibit A hereto and will compare those characteristics to the information with respect to the Receivables contained in the Preliminary Prospectus and the Final Prospectus; (b) the Seller will cooperate with the Purchaser and ______________ in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review set forth in Section 6.7(a) above and to deliver the letters required of them under the Underwriting Agreement; (c) ______________ will deliver to the Purchaser a letter, dated the date of the Final Prospectus, in the form previously agreed to by the Seller and the Purchaser, with respect to the financial and statistical information contained in the Preliminary Prospectus under the caption "Delinquency Experience" and "Historical Net Loss Experience," certain information relating to the Receivables on magnetic tape obtained from the Seller and with respect to such other information as may be agreed in the form of letter; and (d) ______________ will deliver to the Purchaser a letter, dated the Closing Date, in the form previously agreed to by the Seller and the Purchaser, with respect to the financial and statistical information contained in the Final Prospectus under the caption "Delinquency Experience" and "Historical Loss Experience," certain information relating to the Receivables on magnetic tape obtained from the Seller and with respect to such other information as may be agreed in the form of letter.

          6.8. WAIVERS. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

          6.9. NOTICES. All communications and notices pursuant hereto to either party shall be in writing or by telegraph or telex and addressed or delivered to it at its address (or in case of telex, at its telex number at such address) shown in the opening portion of this Agreement or at such other address as may be designated by it by notice to the other party and, if mailed or sent by telegraph or telex, shall be deemed given when mailed, communicated to the telegraph office or transmitted by telex.

          6.10. COSTS AND EXPENSES. The Seller will pay all expenses incident to the performance of their respective obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in and to the Receivables and security interests in the Financed Vehicles and the enforcement of any obligation of the Seller hereunder.

          6.11. REPRESENTATIONS OF THE SELLER AND THE PURCHASER. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under Section 2.2 hereof.

          6.12. CONFIDENTIAL INFORMATION. The Purchaser agrees that it will neither use nor disclose to any person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser's rights hereunder, under the Receivables, under the [Sale and Servicing Agreement] or [Pooling and Servicing Agreement] or as required by law.

          6.13. HEADINGS AND CROSS-REFERENCES. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

          6.14. THIRD PARTY BENEFICIARIES. The parties hereto hereby expressly agree that each of the Owner Trustee for the benefit of the Certificateholders shall be third party beneficiaries and the Trustee for the benefit of the Noteholders with respect to this Agreement, PROVIDED, HOWEVER, that no third party other than the Owner Trustee or Trustee shall be deemed a third party beneficiary of this Agreement.

          6.15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          6.16. COUNTERPARTS. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.


                     BARNETT DEALER FINANCIAL SERVICES, INC.

                     By:  ___________________________
                          Name:
                          Title:



                     BARNETT AUTO RECEIVABLES CORP.


                     By:  ___________________________
                          Name:
                          Title:

                                                            EXHIBIT A

                             Schedule of Receivables

                                                               EXHIBIT B



                             Location of Receivables